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As filed with the Securities and Exchange Commission on May 2, 2008

No. 333-147103

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

TUESDAY MORNING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	75-2398532
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
6250 LBJ Freeway Dallas, Texas 75240 (972) 387-3562 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Stephanie Bowman
Executive Vice President and Chief Financial Officer
Tuesday Morning Corporation
6250 LBJ Freeway
Dallas, Texas 75240
(972) 387-3562
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

James S. Rowe Robert M. Hayward Kirkland & Ellis LLP 200 East Randolph Drive Chicago, Illinois 60601 (312) 861-2000	Harva R. Dockery Fulbright & Jaworski L.L.P. 2200 Ross Avenue, Suite 2800 Dallas, Texas 75201 (214) 855-8000

Approximate date of commencement of proposed sale to the public:
From time to time on or after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 2, 2008

PROSPECTUS

11,388,526 Shares

Common Stock

The selling stockholder named herein may offer and sell from time to time up to 11,388,526 shares of our common stock covered by this prospectus. The selling stockholder will receive all of the proceeds from any sales of its shares. We will not receive any of the proceeds, but we will incur expenses in connection with the offering.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of the shares. The selling stockholder may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell the shares in the section entitled "Plan of Distribution" beginning on page 4.

Our common stock is traded on The NASDAQ Global Select Market under the symbol TUES. On April 24, 2008, the last reported sale price of our common stock on The NASDAQ Global Select Market was $4.96 per share.

Investing in our common stock involves risks. See "Risk Factors" on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

ABOUT THIS PROSPECTUS

        You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplements. We have not authorized anyone to provide you with different or additional information. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of common stock. This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful. The terms "Tuesday Morning," "we," "us," and "our" as used in this prospectus refer to Tuesday Morning Corporation and its subsidiaries. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

        Tuesday Morning® is a registered service mark of Tuesday Morning Corporation. All trademarks, tradenames and service names referred to in this prospectus or incorporated by reference into this prospectus are the property of their respective owners.

OUR COMPANY

        We are a leading closeout retailer of upscale home furnishings, gifts and related items in the United States. We opened our first store in 1974 and operated 821 stores in 47 states as of April 29, 2008. Our stores operate during periodic "sales events" that occur in each month except January and July. We are generally closed for the first two weeks of January and July as we conduct physical inventories at all of our stores. We purchase first quality, brand name merchandise at closeout prices and sell it at prices 50% to 80% below those generally charged by department stores and specialty and catalog retailers. We do not sell seconds, irregulars, refurbished or factory rejects.

        We are a Delaware corporation. Our principal executive offices are located at 6250 LBJ Freeway, Dallas, Texas 75240, and our telephone number is (972) 387-3562. Our website address is www.tuesdaymorning.com. Information on our website should not be construed to be a part of this prospectus.

RISK FACTORS

        Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described in our consolidated financial statements and the notes to those financial statements and the risks and uncertainties described under the caption "Risk Factors" included in Part I, Item 1A of our Transition Report on Form 10-K/T for the six month period ended June 30, 2007, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superceded from time to time by other reports we file with the Securities and Exchange Commission in the future. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference herein contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995 which are based on management's current expectations, estimates and projections. These statements may be found throughout this prospectus and the documents incorporated by reference herein. Forward-looking statements typically are identified by the use of terms such as "may," "will," "should," "expect," "anticipate," "believe," "estimate," "intend" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our future results of operations, our future financial position, and our business outlook or state other "forward-looking" information. The information incorporated by reference under the heading "Risk Factors" in this prospectus provides examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following:

  •
  uncertainties regarding our ability to open stores in new and existing markets and operate these stores on a profitable basis;

  •
  conditions affecting consumer spending, such as high gasoline prices and household utility costs;

  •
  general regional and national economic conditions;

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  inclement weather, such as the pattern of hurricanes that affected the Southeast U.S. in August and September 2004 and again in September 2005;

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  changes in our merchandise mix;

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  timing and type of sales events, promotional activities and other advertising;

  •
  uncertainties arising out of world events;

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  increased or new competition;

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  our ability to continuously attract buying opportunities for closeout merchandise and anticipate consumer demand as closeout merchandise becomes available;

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  loss of, or disruption in, our centralized distribution center;

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  loss or departure of one or more members of our senior management;

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  our dependence on external funding sources;

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  an increase in the cost or a disruption in the flow of our products;

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  environmental regulations;

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  seasonal and quarterly fluctuations;

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  fluctuations in our comparable store results;

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  our ability to operate in highly competitive markets and to compete effectively;

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  our ability to attract and retain quality sales, distribution center and other associates in large numbers, as well as, experienced buying and management personnel;

  •
  our ability to operate information systems and implement new technologies effectively;

  •
  our ability to generate strong cash flows from our operations to support capital expansion, operations and debt repayment;

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  our ability to maintain internal control over financial reporting;

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  our ability to anticipate and respond in a timely manner to changing consumer demands and preferences; and

  •
  our ability to generate strong holiday season sales.

The forward-looking statements made in this prospectus or the documents incorporated by reference herein relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement was made or to reflect the occurrence of unanticipated events.

SELLING STOCKHOLDER

        Beneficial Ownership:    The following table sets forth information with respect to the beneficial ownership of our common stock held as of January 31, 2008 by the selling stockholder, the number of shares being offered hereby and information with respect to shares to be beneficially owned by the selling stockholder after completion of this offering. The percentages in the following table reflect the shares beneficially owned by the selling stockholder as a percentage of the total number of shares of our common stock outstanding as of January 31, 2008.

	Shares Beneficially Owned Prior to the Offering		Shares Offered Hereby	Shares Beneficially Owned After the Offering(1)
Name
	Number	Percentage	Number	Number	Percentage
Madison Dearborn Capital Partners II, L.P.(2)	11,388,526	27.2%	11,388,526	—	—%

(1)
Assumes that the selling stockholder disposes of all the shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholder will sell all or any portion of the shares covered by this prospectus.

(2)
All of the shares reported are directly owned by Madison Dearborn Capital Partners II, L.P. ("MDCP II"). The shares may be deemed to be beneficially owned by Madison Dearborn Partners II, L.P. ("MDP II"), the sole general partner of MDCP II. John A. Canning, Jr., Paul J. Finnegan and Samuel M. Mencoff are the sole members of a limited partner committee of MDP II that has the power, acting by majority vote, to vote or dispose of the shares beneficially held by MDCP II. Messrs. Canning, Finnegan and Mencoff and MDP II each hereby disclaims any beneficial ownership of the shares directly owned by MDCP II.

        Material Relationships:    In our December 1997 recapitalization, MDCP II acquired approximately 85.8% of our common stock outstanding immediately after the recapitalization (approximately 77.2% on a fully diluted basis), and shares of our junior redeemable preferred stock having a liquidation value of approximately $80.8 million, for an aggregate purchase price of $85.4 million. In connection with our initial public offering in April 1999, we redeemed a portion of the junior redeemable preferred stock held by MDCP II, and the remaining shares were converted into our common stock. We entered into a stockholders agreement with MDCP II and some of the members of our management at that time in connection with our December 1997 recapitalization. The stockholders agreement currently provides for, among other things, our right to repurchase certain shares of common stock and options held by members of the management group who are party to the stockholders agreement upon termination of their employment for cause and certain "demand" and "piggyback" registration rights in favor of MDCP II, by which MDCP II may cause us to register all or part of the common stock held by it under the Securities Act of 1933, as amended, or the Securities Act, at our expense.

        In April 2002 and August 2003, we registered shares of common stock on behalf of MDCP II pursuant to the exercise of its demand registration rights under the stockholders agreement, and agreed to pay the expenses incurred by MDCP II in connection with the offerings other than underwriting discounts and commissions, and agreed to indemnify MDCP II against certain liabilities under the Securities Act. We have registered the shares covered by this prospectus pursuant to MDCP II's exercise of its demand registration rights under the stockholders agreement. Provided that MDCP II is able to sell at least 90% of its shares covered by this prospectus, MDCP II will not have any remaining demand registration rights under the stockholders agreement.

USE OF PROCEEDS

        All of the shares of common stock offered by the selling stockholder pursuant to this prospectus will be sold by the selling stockholder for its account. We will not receive any of the proceeds from these sales.

PLAN OF DISTRIBUTION

        We are registering 11,388,526 shares of our common stock for possible sale by the selling stockholder. Unless the context otherwise requires, as used in this prospectus, "selling stockholder" includes the selling stockholder named in the table above and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholder as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

        The selling stockholder may offer and sell all or a portion of the shares covered by this prospectus from time to time, in one or more or any combination of the following transactions:

  •
  on the NASDAQ Global Select Market, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

  •
  in privately negotiated transactions;

  •
  in underwritten transactions;

  •
  in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

  •
  in ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

  •
  through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise.

        The selling stockholder may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholder and, at the time of the determination, may be higher or lower than the market price of our common stock on The NASDAQ Global Select Market or any other exchange or market.

        The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholder may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholder and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the shares by the selling stockholder and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

        The selling stockholder may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. Under the stockholders agreement, we have agreed to indemnify the selling stockholder against certain liabilities related to the sale of the common stock, including liabilities arising under the Securities Act. Under the stockholders agreement, we have also agreed to pay the costs, expenses and fees of registering the shares of common stock; however, the selling stockholder will pay any underwriting discounts or commissions relating to the sale of the shares of common stock in any underwritten offering.

        The selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares. Upon our notification by the selling stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

  •
  the name of the selling stockholder;

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  the number of shares being offered;

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  the terms of the offering;

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  the names of the participating underwriters, broker-dealers or agents;

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  any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

  •
  the public offering price; and

  •
  other material terms of the offering.

        In addition, upon being notified by the selling stockholder that a donee, pledgee, transferee, other successor-in-interest intends to sell more than 500 shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

        The selling stockholder is subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, or Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholder. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

        To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of common stock under this prospectus, the selling stockholder may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS

        The validity of the shares of common stock offered pursuant to this prospectus will be passed upon by Kirkland & Ellis LLP, Chicago, Illinois. Some of the partners of Kirkland & Ellis LLP are members of a partnership that is an investor in the selling stockholder. Kirkland & Ellis LLP has from time to time represented, and may continue to represent, the selling stockholder and some of its affiliates in connection with various legal matters.

EXPERTS

        The consolidated financial statements appearing in our Transition Report on Form 10-K/T for the six months ended June 30, 2007, and the effectiveness of our internal control over financial reporting as of June 30, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        Filings.    We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. For further information concerning the SEC's Public Reference Room, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC's Internet address at http://www.sec.gov.

        Registration Statement.    We have filed with the SEC a registration statement on Form S-3 with respect to the shares of common stock offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement.

        Incorporation by Reference.    The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K):

  •
  our Transition Report on Form 10-K/T for the six months ended June 30, 2007 filed with the SEC on August 30, 2007;

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  our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2007 and December 31, 2007 filed with the SEC on November 1, 2007 and February 5, 2008, respectively;

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  our Current Reports on Form 8-K filed with the SEC on September 19, 2007 November 6, 2007, November 8, 2007, December 7, 2007, December 19, 2007, December 28, 2007, January 2, 2008, January 15, 2008, February 5, 2008, and April 11, 2008; and

  •
  the description of our common stock, par value $.01 per share, included under the caption "Description of Capital Stock" in the prospectus supplement filed pursuant to Rule 424(b)(5) on

    October 21, 2003 as part of our Registration Statement on Form S-3, initially filed with the SEC on August 27, 2003 (Registration No. 333-108275), including exhibits, as amended.

        We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein). We will furnish any exhibit upon the payment of a specified reasonable fee, which fee will be limited to our reasonable expenses in furnishing such exhibit. Requests for such copies should be directed to Stephanie Bowman, Tuesday Morning Corporation, 6250 LBJ Freeway, Dallas, Texas 75240, (972) 387-3562.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following is a statement of estimated expenses, to be paid solely by Tuesday Morning Corporation (the "Company"), in connection with the issuance and distribution of the securities being registered hereby:

Securities and Exchange Commission registration fee	$2,575
Printing expense	20,000
Accounting fees and expense	10,000
Legal fees and expense	100,000
Miscellaneous expenses	5,000

Total(1)	$137,575

(1)
Does not include any fees or expenses in connection with any subsequent underwritten offering and any prospectus supplements prepared in connection therewith.

Item 15. Indemnification of Directors and Officers.

Delaware General Corporation Law

        Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person's conduct was unlawful. Section 145 of the DGCL further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

        Section 145 of the DGCL also provides that a corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

Certificate of Incorporation

        Article Nine of the Company's Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the DGCL, as the same exists or may be amended, a director of the Company is not liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director.

By-laws

        Article V of the Amended and Restated By-laws of the Company (effective as of December 14, 2006) (the "By-laws") provides, among other things, that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Company to the fullest extent which it is empowered to do so unless prohibited from doing so by the DGCL, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the DGCL permitted the Company to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification inures to the benefit of the person's heirs, executors and administrators; provided, however, that, subject to certain exceptions, the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the Company. The right to indemnification conferred in Article V is a contract right and, subject to certain exceptions, includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition.

        Article V of the By-laws also provides that the Company may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Company or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Company would have the power to indemnify such person against such liability under Article V of the By-laws.

Insurance

        The Company's directors and officers are covered under directors' and officers' liability insurance policies maintained by the Company.

Item 16. Exhibits.

        Reference is made to the attached Exhibit Index.

Item 17. Undertakings.

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

  (6)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (7)
  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (8)
  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 2nd of May, 2008.

TUESDAY MORNING CORPORATION
By:	/s/ KATHLEEN MASON Kathleen Mason President and Chief Executive Officer

****

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Capacity	Date

/s/ KATHLEEN MASON Kathleen Mason	President, Chief Executive Officer and Director (Principal Executive Officer)	May 2, 2008
/s/ STEPHANIE BOWMAN Stephanie Bowman	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 2, 2008
/s/ BRUCE A. QUINNELL* Bruce A. Quinnell	Chairman of the Board	May 2, 2008
/s/ WILLIAM J. HUNCKLER, III* William J. Hunckler, III	Director	May 2, 2008
/s/ ROBIN P. SELATI* Robin P. Selati	Director	May 2, 2008
/s/ HENRY F. FRIGON* Henry F. Frigon	Director	May 2, 2008
/s/ BENJAMIN D. CHERESKIN* Benjamin D. Chereskin	Director	May 2, 2008
*By:	/s/ KATHLEEN MASON Kathleen Mason Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
4.1.1	Certificate of Incorporation of Tuesday Morning Corporation (the "Company") (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4 (File No. 333-46017) as filed with the Securities and Exchange Commission (the "Commission") on February 10, 1998).
4.1.2	Certificate of Amendment to the Certificate of Incorporation of the Company dated March 25, 1999 (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1/A (File No. 333-74365) as filed with the Commission on March 29, 1999).
4.1.3	Certificate of Amendment to the Certificate of Incorporation of the Company dated May 7, 1999 (incorporated by reference to Exhibit 3.1.3 to the Company's Form 10-Q (File No. 000-19658) as filed with the Commission on May 2, 2005).
4.2	Amended and Restated By-laws of the Company dated December 14, 2006 (incorporated by reference to Exhibit 3.1 to the Company's Form 8-K (File No. 000-19658) as filed with the Commission on December 20, 2006).
4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 1.1 to the Company's Form 8-A (File No. 000-19658) as filed with the Commission on April 21, 1999).
5.1	Opinion of Kirkland & Ellis LLP.**
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).**
24.1	Powers of Attorney (included in Part II to the Registration Statement).**

*
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 8-K filed in connection with an underwritten offering of the shares offered hereunder.

**
Previously filed

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
OUR COMPANY
RISK FACTORS
FORWARD-LOOKING STATEMENTS
SELLING STOCKHOLDER
USE OF PROCEEDS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX